EXHIBIT 11
                                                                   PAGE 1 OF 2
                        TELESCAN, INC. AND SUBSIDIARY
            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS



                                                      DAYS         WEIGHTED
                                       SHARES      OUTSTANDING      SHARES
                                   -------------  -------------  ------------

QUARTER ENDED JUNE 30, 1998

Balance March 31, 1998 .........      11,044,568              91      11,044,568

Common stock issuances .........          30,174            55.3          18,351
                                      ----------      ----------      ----------

Balance June 30, 1998 ..........      11,074,742                      11,062,919
                                      ==========      ==========      ==========

SIX MONTHS ENDED JUNE 30,
1998:

Balance December 31, 1997 ......      10,924,382             181      10,924,382

Common stock issuances .........         150,360            19.7          16,404
                                      ----------      ----------      ----------

Balance June 30, 1998 ..........      11,074,742                      10,940,786
                                      ==========      ==========      ==========

                           TELESCAN, INC. & SUBSIDIARY
                        CALCULATION OF EARNINGS PER SHARE
                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2

                                           QUARTER ENDED                    SIX MONTHS ENDED
                                              JUNE 30,                          JUNE 30,
                                    -----------------------------     ------------------------------
                                      1998              1997             1998              1997
                                    ----------      -------------     ------------      ------------
BASIC:
Weighted average number of
shares of common stock ....         11,062,919      10,746,687         10,940,786       10,741,257
Assumed exercise of certain
    stock options .........               --              --                 --               --
                              ================  ==============   ================   ==============
                                    11,062,919      10,746,687         10,940,786       10,741,257
                              ================  ==============   ================   ==============

Net income (loss) .........   $       (206,934) $      169,293   $     (1,064,706)     $   183,038
                              ================  ==============   ================   ==============

BASIC EARNINGS  PER SHARE:
Net income (loss) .........   $          (0.02) $         0.02   $          (0.10)     $      0.02
                              ================  ==============   ================   ==============

DILUTED:
Weighted average number of
shares of common stock ....         11,062,919      10,746,687         10,940,786       10,741,257
Assumed exercise of certain
    stock options .........               --           251,855               --            267,525
                              ================  ==============   ================   ==============
                                    11,062,919      10,998,542         10,940,786       11,008,782
                              ================  ==============   ================   ==============

Net income (loss) .........   $       (206,934) $      169,293   $     (1,064,706)     $   183,038
                              ================  ==============   ================   ==============

DILUTED EARNINGS PER SHARE:   $          (0.02) $         0.02   $          (0.10)     $      0.02
                              ================  ==============   ================   ==============